Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on Form S-3 (No.’s 333-176653 and 333-193884) and Form S-8 (No.’s 333-185096, 333-191166, and 333-191712) of Power Solutions International, Inc. of our report dated February 28, 2014, relating to our audit of the consolidated financial statements of Professional Power Products, Inc., included in this Current Report on Form 8-K/A of Power Solutions International, Inc.

/s/ Baker Tilly Virchow Krause, LLP
Baker Tilly Virchow Krause, LLP

Janesville, WI
May 16, 2014